Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-274943 on Form S-8 of our report dated June 12, 2025, appearing in this Annual Report on Form 11-K of Eversource 401k Plan for the year ended December 31, 2024.

By:  /s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut
June 12, 2025